UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 1, 2017

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Compensation

On March 1, 2017, the Compensation Committee of Windtree Therapeutics, Inc. (the “Company”) approved adjustments to base salary and equity awards for the Company’s current named executive officers, including the Company’s President and Chief Executive Officer, Craig Fraser, its Senior Vice President and Chief Financial Officer, John Tattory, and its Senior Vice President and Chief Development Officer, Steven G. Simonson, M.D.

Mr. Fraser’s base salary was increased to $427,450 from $415,000 and he was granted a stock option to purchase 100,000 shares of the Company’s Common Stock. Mr. Tattory’s base salary was increased to $318,375 from $290,000 (including a merit increase and market adjustment based on market data) and he was granted a stock option to purchase 55,000 shares of the Company’s Common Stock. Dr. Simonson’s base salary was increased to $339,075 from $330,000 and he was granted a stock option to purchase 55,000 shares of the Company’s Common Stock. The exercise price for the options is the closing price of the Company’s Common Stock on the date of grant, March 1, 2017, as reflected on The Nasdaq Capital Market, or $1.23 per share. The options will vest in equal installments over the next three anniversary dates of the grant and have a term of 10 years. The cash compensation adjustments will also be effective as of March 1, 2017.

The Company did not award annual bonuses to the named executive officers and the other executives for 2016.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ John Tattory
Name: John Tattory
Title: Senior Vice President and Chief Financial Officer

Date: March 7, 2017